UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	WORX	Nasdaq Capital Market

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously reported, on February 1, 2019 (“Closing Date”), Allaince MMA, Inc. (now known as SCWorx Corp.) (the “Company”) completed the acquisition of SCWorx Corp. (f/k/a SCWorx, LLC) in a stock for stock exchange transaction pursuant to that certain share exchange agreement, dated as of August 20, 2018, by and among the Company, SCWorx and the stockholders of SCWorx, as amended by Amendment No. 1 thereto (the “Share Exchange Agreement” or “SEA”). Pursuant to the SEA, the Company acquired from the existing stockholders of SCWorx Corp. all the issued and outstanding shares of common stock of SCWorx Corp. (the “Acquisition”). In connection with the Acquisition, the Company effected a 1/19 reverse stock split of its common stock and changed its name to SCWorx Corp.

The Company is hereby amending the Current report on Form 8-K filed February 6, 2019 to include (i) the audited consolidated financial statements of SCWorx Corp. for the years ended December 31, 2018 and 2017, and (ii) Pro Forma Financial Information of the combined company as of and for the year ended December 31, 2018.

Item 9.01. Financial Statements and Exhibits.

99.1	Audited financial statements of SCWorx Corp. for the years ended December 31, 2018 and 2017, and Unaudited Pro Forma Condensed Combined Financial Statements of the combined company as of and for the year ended December 31, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

	By:	/s/ Marc S. Schessel
Marc S. Schessel
Chief Executive Officer

Dated: May 22, 2019